Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of TIAA-CREF Life Funds of our report dated February 27, 2026, relating to the financial statements and financial highlights of Nuveen Life Growth Equity Fund, Nuveen Life Core Equity Fund, Nuveen Life International Equity Fund, Nuveen Life Large Cap Value Fund, Nuveen Life Real Estate Securities Select Fund, Nuveen Life Small Cap Equity Fund, Nuveen Life Large Cap Responsible Equity Fund, Nuveen Life Stock Index Fund, Nuveen Life Core Bond Fund, Nuveen Life Balanced Fund and Nuveen Life Money Market Fund, which appears in TIAA-CREF Life Fund’s Certified Shareholder Report on Form N-CSR for the year ended December 31, 2025. We also consent to the references to us under the headings “Experts”, "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

April 23, 2026